EXHIBIT 16



                         E-Fang Accountancy Corp., & CPA

                          Certified Public Accountants


January 10, 2007


Securities and Exchange Commission
100 F. Street, N.E.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read Item 4.01 of the Form 8-K Current Report dated January 4, 2007, of China Education Alliance, Inc. and are in agreement with the statements contained in the first, second and third paragraphs of that Item. We have no basis to agree or disagree with any other statements of China Education Alliance, Inc. contained therein.

                                                 Very truly yours,

                                                 e-FANG ACCOUNTANCY CORP., & CPA